-5-


                                                                      Exhibit 15

                   PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

                                       OF

                      MENTOR VARIABLE INVESTMENT PORTFOLIOS


         This constitutes the PLAN OF DISTRIBUTION of Mentor Variable Investment Portfolios (the "Trust") on behalf of the series of shares of beneficial interest of the Trust identified on Exhibit A attached hereto and made a part hereof (each, a "Portfolio").
         1. Each Portfolio shall pay to the principal underwriter of the Portfolio's shares (the "Distributor") a fee for services performed and expenses incurred in respect of the distribution of shares of the Portfolio, or, where applicable, of a class of shares of the Portfolio specified in Exhibit A, at the annual rate set forth opposite the Portfolio's name on Exhibit A of such Portfolio's average daily net assets attributable to its shares, or to such class of shares, such fee to be calculated and accrued daily and paid monthly.
         2. The amount set forth in paragraph 1 of this Plan shall be paid for the Distributor's services as distributor of the shares of each Portfolio (or of the applicable class of shares of any such Portfolio, as the case may be) in accordance with the Distribution Agreement between the Distributor and the Trust and may be spent by the Distributor or its agents on any activities or expenses related to the sale and repurchase of the shares of the Portfolio (or any such class of shares, as the case may be), including, but not limited to, commissions and other compensation to persons who engage in or support distribution and repurchase of shares; printing of prospectuses and reports for other than existing shareholders; advertising; preparation and distribution of sales literature; and overhead, travel, and telephone expenses.
         3. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Trustees and
(b) those Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act of 1940, as amended) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Trustees"), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements.
         5. This Plan shall continue in effect for successive periods of one year from its execution for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4.
         6. Any person authorized to direct the disposition of monies paid or payable by a Portfolio pursuant to this Plan or any related agreement shall provide to the Trustees and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.
         7. This Plan may be terminated at any time in respect of any or all of the Portfolios by vote of a majority of the Rule 12b-1 Trustees or, in respect of a Portfolio, by vote of that Portfolio's shares constituting a majority of the outstanding voting securities of such Portfolio (or the class of shares in question, as the case may be).
         8. This Plan may not be amended to increase materially the amount of distribution expenses provided for in paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 3 hereof, and no material amendment to the Plan shall be made unless such amendment is approved in the manner provided for initial approval in paragraph 4 hereof.
         9. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Investment Company Act of 1940, as amended) of the Trust shall be committed to the discretion of the Trustees who are themselves not interested persons.
         10. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof for a period of not less than six years from the date of execution this Plan, or of the agreements or of such reports, as the case may be, the first two years in an easily accessible place.
         A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any Portfolio of the Trust but are binding only upon the assets and property of the relevant Portfolio of the Trust.

                                    EXHIBIT A

                                                          12b-1 Fee
                                                          ---------
     Mentor VIP Balanced Portfolio                         0.25%
     Mentor VIP Capital Growth Portfolio                   0.25%
     Mentor VIP Perpetual International Portfolio          0.25%
     Mentor VIP Growth Portfolio                           0.50%
     Mentor VIP Strategy Portfolio                         0.25%
     Mentor VIP High Income Portfolio                      0.25%

                                                      -4-
3270237.01

Exhibit 24



                                POWER OF ATTORNEY


         We, the undersigned Officers and Trustees of Mentor Variable Investment Portfolios (the "Trust"), hereby severally constitute and appoint Daniel J. Ludeman, Paul F. Costello, and Terry L. Perkins, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-1A of the Trust and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

         WITNESS our hands and common seal on the date set forth below.




Signature                        Title                    Date
---------                        -----                    -----

/s/ Arch T. Allen, III
-----------------------          Trustee                 November 10, 1998
Arch T. Allen, III


/s/ Jerry R. Barrentine
-----------------------          Trustee                 November 10, 1998
Jerry R. Barrentine


/s/ Arnold H. Dreyfuss
-----------------------          Trustee                 November 10, 1998
Arnold H. Dreyfuss


/s/ Weston E. Edwards
-----------------------          Trustee                 November 10, 1998
Weston E. Edwards


/s/ Thomas F. Keller
-----------------------          Trustee                 November 10, 1998
Thomas F. Keller

/s/ Daniel J. Ludeman
-----------------------          Chairman;Trustee        November 10, 1998
Daniel J. Ludeman


/s/ Louis w. Moelchert, Jr.
--------------------------       Trustee                 November 10, 1998
Louis W. Moelchert, Jr.


/s/ J. Garnett Nelson
-----------------------          Trustee                 November 10, 1998
J. Garnett Nelson


/s/ Troy A. Peery, Jr.
-----------------------          Trustee                 November 10, 1998
Troy A. Peery, Jr.


/s/ Peter J. Quinn, Jr.
-----------------------          Trustee                 November 10, 1998
Peter J. Quinn, Jr.


/s/ Paul F. Costello
-----------------------          President               November 10, 1998
Paul F. Costello                 (Principal Executive
                                 Officer)

/s/ Terry L. Perkins
-----------------------          Treasurer               November 10, 1998
Terry L. Perkins                 (Principal Financial
                                 and Accounting Officer)



                                       -2-